SCHEDULE 14A
                          (Rule 14a-101)
             INFORMATION REQUIRED IN PROXY STATEMENT
                     SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities
             Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement         [ ] Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12

                           Jacksonville Bancorp, Inc.
------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     [ ] Fee paid previously with preliminary materials.

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     [ ] Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:
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     (2) Form, schedule or registration statement no.:
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     (3) Filing party:
------------------------------------------------------------------------------
     (4) Date filed:
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                         [Jacksonville Bancorp logo]







                                                             December 21, 2001



Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Jacksonville Bancorp, Inc. The meeting will be held at the Norman Activity Center, located at 526 East Commerce Street, Jacksonville, Texas, on Tuesday, January 22, 2002 at 10:00 a.m., Central Time. The matters to be considered by stockholders at the Annual Meeting are described in the accompanying materials.

     It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. We urge you to mark, sign, and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

     Your continued support of and interest in Jacksonville Bancorp, Inc., are sincerely appreciated.


                                   Sincerely,

                                   /s/ Jerry M. Chancellor

                                   Jerry M. Chancellor
                                   President and Chief Executive Officer










                           JACKSONVILLE BANCORP, INC.

                          Commerce and Neches Streets
                           Jacksonville, Texas 75766
                                (903) 586-9861

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        To Be Held on January 22, 2002

     NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders of Jacksonville Bancorp, Inc., ("Company") will be held at the Norman Activity Center, located at 526 East Commerce Street, Jacksonville, Texas on Tuesday, January 22, 2002, at 10:00 a.m., Central Time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

     1. To elect three directors of the Company for a three-year term and until their successors are elected and qualified;

     2.   To consider and approve the 2001 Stock Option Plan;

     3. To ratify the appointment of Henry & Peters, P.C. as the Company's independent auditors for the fiscal year ending September 30, 2002; and

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors of the Company has fixed December 7, 2001 as the voting record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or at any such adjournment.


                                    BY ORDER OF THE BOARD OF DIRECTORS

                                    /s/ Sandra Thompson

                                    Sandra Thompson
                                    Secretary



December 21, 2001
Jacksonville, Texas



                          JACKSONVILLE BANCORP, INC.

                              _________________

                               PROXY STATEMENT

                              _________________


                        ANNUAL MEETING OF STOCKHOLDERS

                               January 22, 2002

General

     This Proxy Statement is being furnished to the stockholders of the Company in connection with the solicitation of proxies by the Board of Directors for use at its Annual Meeting of Stockholders ("Annual Meeting") to be held at the Norman Activity Center, located at 526 East Commerce Street, Jacksonville, Texas, on Tuesday, January 22, 2002, at 10:00 a.m., Central Time, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement is first being mailed to stockholders on or about December 21, 2001.

Voting Rights

     Only the holders of record of the outstanding shares of the common stock, $0.01 par value per share, of the Company ("Common Stock") at the close of business on December 7, 2001 (the "Voting Record Date") will be entitled to notice of and to vote at the Annual Meeting. At such date, there were 1,816,924 shares of Common Stock issued and outstanding.

     Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented at the meeting. Directors are elected by a plurality of the votes cast with a quorum present. Abstentions are considered in determining the presence of a quorum. The affirmative vote of the holders of a majority of the total votes present, in person or by proxy, at the Annual Meeting is required for approval of the 2001 Stock Option Plan. The affirmative vote of a majority of the total votes present in person and by proxy is required to ratify the appointment of the independent auditors. Because of the required vote, abstentions will have the effect of a vote against the proposal to adopt the 2001 Stock Option Plan and to ratify the selection of auditors. The proposals for approval of the 2001 Stock Option Plan and ratification of the auditors are considered "discretionary" items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions and for which there will not be "broker non-votes."

Proxies

     Shares of Common Stock represented by properly executed proxies, if such proxies are received in time and not revoked, will be voted in accordance with the instructions indicated on the proxies.

                                      1



     If no instructions are indicated, such proxies will be voted FOR the nominees for director described herein, FOR approval of the 2001 Stock Option Plan, FOR ratification of the appointment of independent auditors, and in the discretion of the proxy holder, as to any other matter which may properly come before the Annual Meeting. Any holder of Common Stock who returns a signed proxy but fails to provide instructions as to the manner in which such shares are to be voted will be deemed to have voted in favor of the matters set forth in the preceding sentence.

     A Company stockholder who has given a proxy may revoke it at any time prior to its exercise at the Annual Meeting by (i) giving written notice of revocation to the Secretary of the Company, (ii) properly submitting to the Company a duly-executed proxy bearing a later date, or (iii) attending the Annual Meeting and voting in person. All written notices of revocation and other communications with respect to revocation of proxies should be addressed as follows: Jacksonville Bancorp, Inc., Commerce and Neches Streets, Jacksonville, Texas 75766, Attention: Secretary.

               INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR
                    AND FOR DIRECTORS WHOSE TERMS CONTINUE

Election of Directors

     The Bylaws of the Company provide that the Board of Directors shall be divided into three classes which are as equal in number as possible, and that the members of each class of directors are to be elected for a term of three years and until their successors are elected and qualified.

     At the Annual Meeting, stockholders of the Company will be asked to elect three directors of the Company for a three-year term and until their successors are elected and qualified. The nominees for election as directors were selected by the Nominating Committee of the Board of Directors and, each nominee currently serves as a director of the Company. There are no arrangements or understandings between the persons named and any other person pursuant to which such person was selected as a nominee for election as a director at the Annual Meeting. No director or nominee for director is related to any other director or executive officer of the Company by blood, marriage or adoption, other than that W. G. Brown and Dr. Joe Tollett are cousins and that Robert F. Brown is the son of W. G. Brown.

     If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for any replacement nominee or nominees recommended by the Board of Directors of the Company. At this time, the Board of Directors knows of no reason why any of the nominees may not be able to serve as a director if elected.

     The following tables present information concerning each nominee for director and each director whose term continues and reflects his tenure as a director of the Company (including service as a director of Jacksonville Savings Bank ("Jacksonville" or the "Bank")), his principal occupation during the past five years as well as the number of shares of Common Stock beneficially owned by each such person as of the Voting Record Date. Except for Jerry Hammons, each nominee and each director has been a director of the Company since its formation in 1996.


                                      2



          NOMINEES FOR DIRECTORS FOR THREE-YEAR TERMS EXPIRING IN 2005





                                                      Common Stock Beneficially
                                                       Owned as of December 7,
                                                                2001(1)
                                                      -------------------------
                            Position with the Company    Company
                            and Principal Occupation     Director
Name                Age*    the Past Five Years          Since      No.   % (2)
-------------------------------------------------------------------------------

Charles Broadway     68     Director of the Company and  1996   70,620(3) 3.83%
                            Director of the Bank since
                            1981. President and Chief
                            Executive Officer of the
                            Company and the Bank until
                            July 1, 1996.

W.G. Brown           86     Chairman of the Board and    1996   69,593(4) 3.80%
                            Director of the Company;
                            and Director of the Bank
                            since 1953. Owner of Brown
                            Lumber Industries, Inc.,
                            Jacksonville, Texas.

Jerry Hammons        58     Director of the Company;     1999   38,246(5) 2.08%
                            Director of the Bank since
                            January 1998.  Senior Vice
                            President of Jacksonville
                            Savings Bank since June
                            1996, First Vice President
                            of Jacksonville Savings
                            Bank (from 1993 until 1996).





                    DIRECTORS WITH TERMS EXPIRING IN 2003


                                                      Common Stock Beneficially
                                                       Owned as of December 7,
                                                                2001(1)
                                                      -------------------------
                            Position with the Company    Company
                            and Principal Occupation     Director
Name                Age*    the Past Five Years          Since      No.   % (2)
-------------------------------------------------------------------------------

Jerry M. Chancellor  60     Director, President and      1996   68,700(6) 3.72%
                            Chief Executive Officer of
                            the Company and the Bank.
                            Executive Vice President
                            (from 1983 until 1996) of
                            the Bank.

Bill W. Taylor       61     Director, Chief Financial    1996   76,204(7) 4.10%
                            Officer and Executive Vice
                            President of the Company
                            and the Bank. Director and
                            Senior Vice President of the
                            Bank (from 1983 until 1996).

Dr. Joe Tollett      74     Director; Retired            1996   42,673(8) 2.33%
                            pediatrician. Director of
                            the Bank since 1973.




__________________________________
Footnotes appear on following pages.

                                      3



                     DIRECTORS WITH TERMS EXPIRING IN 2004


                                                      Common Stock Beneficially
                                                       Owned as of December 7,
                                                                2001(1)
                                                      -------------------------
                            Position with the Company    Company
                            and Principal Occupation     Director
Name                Age*    the Past Five Years          Since      No.   % (2)
-------------------------------------------------------------------------------

Ray W. Beall         74     Director, Retired,           1996  27,817(9)  1.52%
                            formerly senior executive
                            for Beall's Department
                            Store.

Robert F. Brown      53     Director; Vice Chairman of   1996  25,822(10) 1.42%
                            the Board of the Company
                            since December 1999; and
                            Director of the Bank since
                            1995. Chief Executive
                            Officer and Owner, Brown
                            Lumber Industries, Inc.,
                            Jacksonville, Texas, since
                            1994.





The Board of Directors recommends that you vote FOR the election of the nominees for director.

__________________________________
*    As of December 7, 2001.

1. Pursuant to rules promulgated by the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended ("Exchange Act"), a person or entity is considered to beneficially own shares of Common Stock if the person or entity has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, a person or entity has sole voting and sole investment power with respect to the indicated shares.

2. Each beneficial owner's percentage ownership is determined by assuming that options held by such person (but not those held by any other person) and that are exercisable within 60 days of the Voting Record Date have been exercised.

3. Includes, in the case of Mr. Broadway, 15,947 shares held jointly with his wife, 26,874 shares which may be acquired upon the exercise of stock options that may be exercised within 60 days of the Voting Record Date and 1,475 shares allocated to his account in the ESOP.

4. Includes, in the case of Mr. W. G. Brown, 282 shares held as custodian for Mr. Brown's grandchildren, 35,446 shares held by a company which Mr. Brown owns, 15,046 shares held in a family trust and 15,865 shares which may be acquired upon the exercise of stock options that may be exercised within 60 days of the Voting Record Date.

                                         (Footnotes continue on following page)


                                      4



(Footnotes continued from previous page)

5. Includes, in the case of Mr. Hammons, 2,834 shares held jointly with his wife, 1,200 shares held by his wife, 17,819 shares which may be acquired upon the exercise of stock options that may be exercised within 60 days of the Voting Record Date and 5,975 shares allocated to his account in the ESOP.

6. Includes, in the case of Mr. Chancellor, 30,050 shares which may be acquired upon the exercise of stock options that may be exercised within 60 days of the Voting Record Date and 8,029 shares allocated to his account in the ESOP.

7. Includes, in the case of Mr. Taylor, 808 shares held jointly with Mr. Taylor's children, 383 shares held jointly with his wife, 40,833 shares which may be acquired upon the exercise of stock options that may be exercised within 60 days of the Voting Record Date and 7,131 shares allocated to his account in the ESOP.

8. Includes, in the case of Dr. Tollett, 5,784 shares held jointly with his wife, 1,294 shares held in trust with his wife, 12,834 shares held by a limited partnership, 3,630 shares owned by his wife, and 15,865 shares which may be acquired upon the exercise of stock options that may be exercised within 60 days of the Voting Record Date.

9. Includes, in the case of Mr. Beall, 15,865 shares which may be acquired upon the exercise of stock options that may be exercised within 60 days of the Voting Record Date.

10. Includes, in the case of Mr. Robert F. Brown, 7,462 shares held jointly with his wife and 10,000 shares held in trust for his children, 1,240 shares held by his wife, and 4,620 shares held in a generation skip trust.


                 THE BOARD OF DIRECTORS AND ITS COMMITTEES

     Regular meetings of the Board of Directors of the Company are held once a month and special meetings of the Board of Directors of the Company are held from time-to-time as needed. There were 12 meetings of the Board of Directors of the Company held during fiscal 2001. No director attended fewer than 75% of the total number of meetings of the Board of Directors of the Company held during fiscal 2001 and the total number of meetings held by all committees of the Board on which the director served during such year.

     The Company's business is primarily conducted through Jacksonville Savings Bank, a Texas-chartered savings bank and a wholly owned subsidiary of the Company. The Board of Directors of Jacksonville has established various committees, including Audit, Investment, REO Disposition and Compensation committees.

     The Audit Committee of the Company and the Bank currently consists of Messrs. Beall, Robert F. Brown, Broadway and Dr. Tollett. The members are independent as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' ("NASD") listing standards. The Audit Committee meets on an as needed basis and met four times in fiscal 2001.

                                      5



Report of the Audit Committee

     The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statements on Auditing Standards (SAS) No. 61 "Communication with Audit Committees," as may be modified or supplemented. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with the independent accountant, the independent accountant's independence. Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Commission.

                              Ray W. Beall
                              Dr. Joe Tollett
                              Robert F. Brown
                              Charles Broadway


     The Board of Directors of the Bank generally reviews and makes recommendations with respect to investment policies and practices. In the absence of such Board action, the Investment Committee of the Bank, currently consisting of Messrs. Chancellor, Hammons and Taylor, Dr. Tollett and Chan Campsey, Jacksonville's Vice President/Controller, has the authority to act in such capacity. In fiscal 2001, there were 42 meetings of the Investment Committee.

     The Compensation Committee reviews and makes recommendations to the Board on employee salaries. The Compensation Committee currently consists of Messrs. Beall, Chancellor, Taylor, Robert F. Brown and Dr. Tollett. The Compensation Committee meets on an as needed basis and met once in fiscal 2001.

     The entire board of directors serves as the Nominating Committee and each year nominates individuals for election as directors of the Company. The Nominating Committee met one time during fiscal 2001. The Nominating Committee will consider nominations made by shareholders in conformance with the Company's Articles of Incorporation.

Stockholder Nominations

     Article VII.D. of the Company's Articles of Incorporation governs nominations for election to the Board of Directors and requires all such nominations to be made by the Board of Directors, or committee appointed by the Board, or by a stockholder who has complied with the notice provisions in that section. Article VII.D. provides that stockholder nominations must be made pursuant to timely notice in writing to the Secretary of the Company. Generally, to be timely, a stockholder's notice must be made in writing and delivered to the Secretary of the Company not later than 60 days prior to the anniversary date of the mailing of proxy materials by the Company in connection with the immediately preceding annual meeting of stockholders; and with respect to a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders.

                                      6



     The stockholder's notice must set forth as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Company's stock which are Beneficially Owned (as defined in the Exchange Act) by such person on the date of such stockholder notice, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors, pursuant to Regulation 14A under the Exchange Act. The stockholder's notice must also set forth as to the stockholder giving the notice (i) the name and address, as they appear on the Company s books, of such stockholder and any other stockholders known to be supporting the nominees and (ii) the class and number of shares of the Company stock which are Beneficially Owned by the stockholder on the date of the stockholder's notice and, to the extent known, by any other stockholders known by such stockholder to be supporting the nominees on the date of such stockholder notice.


               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information as to the Common Stock beneficially owned, as of December 7, 2001, by the only persons or entities known to the Company to be the beneficial owners of more than 5% of the Common Stock and by all directors and officers of the Company as a group.


  Name of Beneficial Owner          Amount And Nature of
or Number of Persons in Group       Beneficial Ownership(1)    Percent of Class
-------------------------------------------------------------------------------

Jacksonville Bancorp, Inc.                193,358(2)                10.64%
Employee Stock Ownership Plan
Commerce and Neches Streets
Jacksonville, Texas  75766

Athena Capital Management, Inc.           113,322(3)                 6.24%
1250 Germantown Pike #105
Plymouth Meeting, Pennsylvania
19462

All directors and officers of             419,675(4)                21.19%
the Company as a group
(eight persons)

___________________________________
(1) Pursuant to rules promulgated by the SEC under the Exchange Act, a person or entity is considered to beneficially own shares of Common Stock if the person or entity has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, and/or
     (ii) investment power, which includes the power to dispose or direct the disposition of the shares.

     Unless otherwise indicated, a person or entity has sole voting and sole investment power with respect to the indicated shares. Shares which are subject to stock options and which may be exercised within 60 days of the Voting Record Date are deemed to be outstanding for the purpose of computing the percentage of Common Stock beneficially owned by the directors and officers of the Company as a group.

                                        (Footnotes continue on following page)


                                      7



(Footnotes continued from previous page)

(2) The Jacksonville Bancorp, Inc., Employee Stock Ownership Plan Trust ("Trust") was established pursuant to the Jacksonville Bancorp, Inc., Employee Stock Ownership Plan ("ESOP") by an agreement between the Company and Messrs. Broadway, Chancellor, Beall, and Dr. Tollett, who act as trustees of the plan ("Trustees"). As of the Voting Record Date, 105,971 shares held in the Trust had been allocated to the accounts of participating employees. Under the terms of the ESOP, the Trustees will generally vote the allocated shares held in the ESOP in accordance with the instructions of the participating employees. Unallocated shares held in the ESOP will generally be voted in the same ratio on any matter as those allocated shares for which instructions are given, subject in each case to the fiduciary duties of the ESOP Trustees and applicable law. Any allocated shares which either abstain on the proposal or are not voted will be disregarded in determining the percentage of stock voted for and against each proposal by the participants and beneficiaries. The amount of Common Stock beneficially owned by directors who serve as Trustees of the ESOP and by all directors and executive officers as a group does not include the unallocated shares held by the Trust.

(3) Information obtained from Schedule 13G, dated January 30, 2001, with respect to shares of Common Stock owned by Athena Capital Management, Inc., an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 ("Athena"). Athena reports shared voting power and shared dispositive power with respect to 113,322 shares of Common Stock.

(4) Includes in the case of all directors and officers of the Company as a group, (i) options to purchase 163,171 shares of Company Common Stock which may be exercised within 60 days of the Voting Record Date; and
     (ii) 22,610 shares of Common Stock allocated to the account of the officers in the Company's ESOP.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company's officers, directors and persons who own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the SEC and the Nasdaq National Market. Officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all forms they file pursuant to Section 16(a) of the Exchange Act. The Company knows of no person who owns 10% or more of the Company's Common Stock other than the Company's ESOP.

     Based solely on review of the copies of such forms furnished to the Company, or written representations from its officers and directors, the Company believes that during the fiscal year ended September 30, 2001, the Company's officers and directors complied in all respects with the reporting requirements promulgated under Section 16(a) of the 1934.



                                      8



                           MANAGEMENT COMPENSATION

Summary Compensation Table

     The following table sets forth a summary of certain information concerning the compensation awarded to or paid by Jacksonville for services rendered in all capacities during the last three fiscal years to the President and Chief Executive Officer of Jacksonville and any other executive officer of Jacksonville who received salary and bonuses aggregating more than $100,000 during the last fiscal year.


========================================================================================================
                                                         Annual Compensation(1)

--------------------------------------------------------------------------------------------------------
                                       Fiscal                                                All Other
Name and Principal Position             Year             Salary            Bonus            Compensation
--------------------------------------------------------------------------------------------------------
Jerry M. Chancellor                     2001            $120,396           $39,896            $20,731(2)
  President and Chief                   2000             112,620            37,980             21,008
   Executive Officer                    1999             107,727            25,286             32,962
--------------------------------------------------------------------------------------------------------
Bill W. Taylor                          2001             $97,980           $32,466            $14,053(3)
  Executive Vice President and          2000              91,656            30,920             20,341
   Chief Financial Officer              1999              87,702            20,586             36,155
--------------------------------------------------------------------------------------------------------
Jerry Hammons                           2001             $85,485           $28,329            $21,381(4)
  Senior Vice President                 2000              79,980            26,985             22,138
                                        1999              76,248            17,686             30,808
========================================================================================================

___________________________________

(1) Does not include amounts attributable to miscellaneous benefits received by the named executive officer, including the payment of club membership dues and automobile expenses. The costs to Jacksonville of providing such benefits to the named executive officer during the year ended September 30, 2001 did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for such individual.

(2) Includes (i) a premium of $4,603 paid to fund a deferred compensation plan, (ii) a matching contribution of $4,809 from Jacksonville pursuant to a defined contribution thrift plan and (iii) 659 shares allocated to Mr. Chancellor's account in the Company's ESOP which shares had a market value of $10,709 at December 29, 2001, the date the shares were allocated, based on a share price of $16.25.

(3) Includes (i) a matching contribution of $3,913 from Jacksonville pursuant to a defined contribution thrift plan and (ii) 624 shares allocated to Mr. Taylor's account in the Company's ESOP which shares had a market value of $10,140 at December 29, 2001, the date the shares were allocated, based on a share price of $16.25.

(4) Includes (i) a premium of $9,614 paid to fund a deferred compensation plan, (ii) a matching contribution of $3,414 from Jacksonville pursuant to a defined contribution thrift plan and (iii) 514 shares allocated to Mr. Hammons' account in the Company's ESOP which shares had a market value of $8,353 at December 29, 2001, the date the shares were allocated, based on a share price of $16.25.


                                      9



Option Grants

     No options were granted to the named executive officers during the year ended September 30, 2001.

Aggregated Option Exercises And Fiscal Year End Option Values

     The following table sets forth certain information concerning exercises of stock options granted pursuant to the Company's stock option plans by the named executive officers during the year ended September 30, 2001 and options held at September 30, 2001.

                                                            Number of Exercisable Options      Value of Exercisable Options at
                                                               at Fiscal Year End                      Fiscal Year End (1)
                                                            -----------------------------      -------------------------------

                             Shares Acquired     Value                            Not                                  Not
Name                           on Exercise     Realized     Exercisable       Exercisable      Exercisable         Exercisable
-------------------------------------------------------------------------------------------------------------------------------
Jerry M. Chancellor                --             --          33,390             6,010          $264,987             $38,314

Bill W. Taylor                     --             --          35,130             5,703          $292,626             $36,357

Jerry Hammons                      --             --          15,069             2,750          $118,750             $17,531

_______________________

(1) Calculated by determining the difference between the per share market price of the Common Stock underlying the options as of September 28, 2001 ($19.00), and the exercise prices of $7.05 and $12.625 of the options granted pursuant to the 1994 and 1996 stock option plans, respectively.

Employment Agreements

     The Company has entered into employment agreements with Messrs. Chancellor, Taylor and Hammons (the "Executives"). The employment agreements provide each officer with a three-year term of employment subject to additional one-year extensions at the discretion of the Board of Directors.

     The employment agreements are terminable with or without cause by the Company. The Executives have no right to compensation or other benefits pursuant to the employment agreement for any period after voluntary termination or termination by the Company for cause, disability, retirement or death. However, in the event that (i) an Executive terminates his employment because of failure of the Company to comply with any material provision of the employment agreement or (ii) the employment agreement was terminated by an Executive for Good Reason, as defined, an Executive would be entitled to 3.00 or 2.99 times, respectively, the average annual compensation, as defined, paid to him by the Company during the five most recent taxable years ending during the calendar year in which the notice of termination occurs or such portion of such period in which the Executive served as an employee of the Company as well as continued participation in employee benefit plans of the Company until the expiration of the remaining term of employment. "Good Reason" is generally defined in the employment agreements to include failure to comply with a material portion of the agreements or the assignment by the Company to the Executive of any duties which are materially inconsistent with the Executive's positions, duties, responsibilities and status with the Company prior to a change of control of the Company.


                                      10



     The employment agreements provide that in the event that any of the payments to be made thereunder or otherwise upon termination of employment by the Executive following a change in control are deemed to constitute "excess parachute payments" within the meaning of Section 280G of the Code, then such payments and benefits received thereunder would be reduced, in the manner determined by the Company, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits being non-deductible by the Company for federal income tax purposes. Excess parachute payments generally would be defined as payments in excess of three times the recipient's average annual compensation from the Company includable in the recipient's gross income during the most recent five taxable years ending before the date on which a change in control of the Company or other triggering events occurred ("base amount"). A recipient of excess parachute payments is subject to a 20% excise tax on the amount by which such payments exceed the base amount, in addition to regular income taxes, and payments in excess of the base amount would not be deductible by the Company as compensation expense of federal income tax purposes.

     Although the above-described employment agreements could increase the cost of any acquisition of control of the Company, management does not believe that the terms thereof would have a significant anti-takeover effect.

Deferred Compensation Program

     Jacksonville maintains a Deferred Compensation Program (the "Program") to provide certain directors and executive officers the option to defer a portion of their annual compensation from Jacksonville to a later year or years. Under the Program, each eligible individual may elect on or before the December 31 preceding each year to defer receipt of a specific amount of his compensation to be received for services rendered to Jacksonville in the succeeding calendar year. At the time of his initial election to defer compensation, the participant may elect to receive his deferred compensation account (including accumulated interest) at any specified time prior to the termination of his employment with Jacksonville. Each deferred compensation agreement provides for the distribution of the deferred compensation account in equal annual installments over a ten-year period beginning on the first day of the calendar month immediately following the month in which the participant terminates his employment, elects to begin receiving installments, dies or is disabled. A participant may elect in writing at any time prior to distribution of his deferred compensation account to receive his installment payments over a shorter period of time than ten years.

Directors' Compensation

     During the fiscal year ended September 30, 2001, each member of the Board of Directors was paid $700 for each Board meeting of the Bank attended, until February 2001 when the amount increased to $750 and $150 for each Company meeting attended, until January 2001, when the amount increased to $200. Directors' fees for meetings of the Company are deferred until December of each year. Committee members otherwise do not receive any fees for committee meetings.

     Outside directors also received $275 per loan committee meeting. All directors receive an annual director's fee of $2,000 as director of JS&L Corporation, the wholly owned subsidiary of Jacksonville Savings Bank.


                                      11



     The Company also maintains the 1996 Stock Option Plan pursuant to which non-employee directors of the Company (other than Robert F. Brown) were granted options to purchase an aggregate of 24,276 shares of Common Stock at an exercise price of $12.625 per share. Shares vest over a period of five years, beginning on October 22, 1997. In addition, the Company maintains the 1996 MRP pursuant to which non-employee directors of the Company (other than Robert F. Brown) were granted an aggregate of 9,708 shares of restricted stock and Messrs. Broadway, Chancellor, Taylor and Hammons were granted 7,554, 12,020, 11,407, and 5,500 shares of restricted stock, respectively. Shares vested over a period of five years and all options granted were fully vested and exercisable as of October 22, 2001. No additional grants of options or restricted stock have been made to directors other than the foregoing.

Compensation Committee Interlocks And Insider Participation

     The Compensation Committee ("Committee") of the Board of Directors, which is comprised of Messrs. Chancellor, Taylor, Beall, Tollett and Robert F. Brown reviews compensation and benefits and recommends to the Board of Directors adjustments in such compensation. Neither Mr. Chancellor nor Mr. Taylor participated or voted on his individual compensation. The report of the Committee with respect to compensation for the Chief Executive Officer and all other executive officers for 2001 is set forth below.

     The purpose of the Compensation Committee is to assist the Board of Directors in attracting and retaining qualified, competent management, motivating executives to achieve a range of performance goals consistent with a business plan approved by the Board of Directors, and ensuring that proposed compensation and benefit programs are reasonable and consistent with industry standards, management performance and shareholder interests.

Report of The Compensation Committee on Executive Compensation

     The charter of the Committee is to assist the Company in carrying out its responsibility to evaluate, initiate and oversee executive compensation arrangements and shareholder-approved benefit plans. The overall goals of the Committee are to assist the Company in attracting and retaining qualified management and rewarding these individuals for performance goals that are achieved.

     The Compensation Committee annually evaluates the salary and bonuses paid to the three executive officers of Jacksonville. Compensation reports of institutions of comparable size and complexity of operations are reviewed in setting compensation levels. The overall goal of the Committee is to assist the Company in attracting and retaining qualified management. We feel the base compensation paid to the executive officers is commensurate within the financial institution marketplace.

     Incentive bonuses were paid in November of 2001 to all employees of Jacksonville for financial goals achieved in 2001. All three executive officers received bonuses in amounts of $42,886, $34,902, and $30,450 for Messrs. Chancellor, Taylor and Hammons, respectively.

     Following a review and approval by the Committee, all issues pertaining to executive compensation were submitted to the full Board of Directors for their approval. Neither Mr. Chancellor nor Mr. Taylor participated or voted on their individual compensation packages.

     Jerry M. Chancellor           Dr. Joe Tollett
     Bill W. Taylor                Robert F. Brown          Ray W. Beall


                                      12



Performance Graph

     The following graph compares the yearly cumulative total return on the Common Stock for the five-year period from September 30, 1996 to September 30, 2001 with (i) the yearly cumulative total return on the stocks included in the Nasdaq Stock Market Index (for United States Companies) and (ii) the yearly cumulative total return on the stocks included in the SNL Securities Thrifts Index. All of these cumulative returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the applicable year. The SNL <$500 m Thrift Index has been added to the current graph as a result of an increase in the Company's total assets above $250 million. The SNL <$250 m Thrift Index used in the preceding fiscal year will not be used in future performance graphs.

                         Jacksonville Bancorp, Inc.**







                       [TOTAL RETURN PERFORMANCE GRAPH]








                                                                        Period Ending
                                     -----------------------------------------------------------------------------------
Index                                09/30/96       09/30/97       09/30/98       09/30/99       09/30/00       09/30/01
------------------------------------------------------------------------------------------------------------------------
Jacksonville Bancorp, Inc.            100.00          139.77         130.03         131.08         128.26         174.40
NASDAQ - Total U.S.*                  100.00          137.27         139.44         227.82         302.47         123.64
SNL <$250M Thrift Index               100.00          145.71         133.44         126.43         125.56         164.98
SNL <$500M Thrift Index               100.00          156.16         146.06         164.89         170.49         230.54

_______________
*Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago, 2001. Used with permission. All rights reserved. crsp.com.
**Source:  SNL Securities LC.

                                      13



Transactions with Certain Related Persons and Indebtedness of Management

     In accordance with applicable federal laws and regulations, the Bank offers mortgage loans to its directors, officers and employees as well as members of their immediate families for the financing of their primary residences and certain other loans. These loans are generally made on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons. It is the belief of management that these loans neither involve more than the normal risk of collectibility nor present other unfavorable features.

                 PROPOSAL TO ADOPT THE 2001 STOCK OPTION PLAN

General

     On December 13, 2001, the Board of Directors adopted the 2001 Stock Option Plan which is designed to attract and retain qualified officers and other employees, provide officers and other employees with a proprietary interest in the Company as an incentive to contribute to the success of the Company and reward officers and other employees for outstanding performance. The 2001 Stock Option Plan provides for the grant of incentive stock options ("incentive stock options") intended to comply with the requirements of
Section 422 of the Internal Revenue Code (the "Code") and non-qualified or compensatory stock options (the incentive stock options and the non-qualified (compensatory) options, together, the "options"). Options will be available for grant to officers, key employees and directors of the Company and any subsidiary except that non-employee directors will be eligible to receive only awards of non-qualified stock options. The Board of Directors believes that the 2001 Stock Option Plan is in the best interest of the Company and its stockholders. If stockholder approval is obtained, options to acquire shares of Common Stock will be awarded to officers, key employees and directors of the Company and the Bank with an exercise price equal to the fair market value of the Common Stock on the date of grant.

Description of the 2001 Stock Option Plan

     The following description of the 2001 Stock Option Plan is a summary of its terms and is qualified in its entirety by reference to the 2001 Stock Option Plan, a copy of which is attached hereto as Appendix A.

     Administration. The 2001 Stock Option Plan will be administered and interpreted by a Committee of the Board of Directors ("Committee") that is comprised solely of two or more non-employee directors of the Company.

     Stock Options. Under the 2001 Stock Option Plan, the Board of Directors or the Committee will determine which officers, key employees and non-employee directors will be granted options, whether such options will be incentive or compensatory options (in the case of options granted to employees), the number of shares subject to each option, the exercise price of each option and whether such options may be exercised by delivering other shares of Common Stock. Under the Plan , the per share exercise price of both an incentive stock and a compensatory option must at least equal the fair market value of a share of Common Stock on the date the option is granted (110% of fair market value in the case of incentive stock options granted to individuals who are 10% stockholders).

                                      14



     The Board or the Committee will specify when options under the 2001
Stock Option Plan will become vested and at what rate they will be exercisable. The right to exercise will be cumulative. However, no vesting may occur on or after a participant's employment or service with the Company is terminated for any reason other than his death, disability or retirement. Unless the Committee or Board of Directors specifies otherwise at the time an option is granted, all options granted to participants will become vested and exercisable in full on the date an optionee terminates his employment or service with the Company or a subsidiary company because of his death, disability or retirement. In addition, all stock options will become vested and exercisable in full as of the effective date of a change in control of the Company.

     Each stock option or portion thereof will be exercisable at any time on or after it vests and is exercisable until the earlier of either: (1) ten years after its date of grant or (2) six months after the date on which the optionee's employment or service terminates, unless extended by the Committee or the Board of Directors for a period of up to five years from such termination. Unless stated otherwise at the time an option is granted, (i) if an optionee terminates his employment or service with the Company as a result of disability or retirement without having fully exercised his options, the optionee will have three years following his termination due to disability or retirement to exercise such options, and (ii) if an optionee terminates his employment or service with the Company following a change in control of the Company without having fully exercised his options, the optionee shall have the right to exercise such options during the remainder of the original ten year term of the option. However, failure to exercise incentive stock options within three months after the date on which the optionee's employment terminates may result in adverse tax consequences to the optionee. If an optionee dies while serving as an employee or a non-employee director or terminates employment or service as a result of disability or retirement and dies without having fully exercised his options, the optionee's executors, administrators, legatees or distributees of his estate will have the right to exercise such options during the one year period following his or her death. In no event may any option be exercisable more than ten years from the date it was granted.

     Stock options are non-transferable except by will or the laws of descent and distribution, and during an optionee's lifetime, may be exercisable only by such optionee or his guardian or legal representative. However, an optionee who holds non-qualified options may transfer such options to his or her spouse, lineal ascendants, lineal descendants, or to a duly established trust for the benefit of one or more of these individuals. Options so transferred may thereafter be transferred only to the optionee who originally received the grant or to an individual or trust to whom the optionee could have initially transferred the option. Options which are so transferred will be exercisable by the transferee according to the same terms and conditions as applied to the optionee.

     Payment for shares purchased upon the exercise of options may be made
(i) in cash or by check, (ii) by delivery of a properly executed exercise notice, together with irrevocable instructions to a broker to sell the shares and then to properly deliver to the Company the amount of sale proceeds to pay the exercise price, all in accordance with applicable laws and regulations or
(iii) if permitted by the Committee or the Board, by delivering shares of Common Stock (including shares acquired pursuant to the exercise of an option) with a fair market value equal to the total option price of the shares being acquired pursuant to the option, by withholding some of the shares of Common Stock which are being purchased upon exercise of an option, or any combination of the foregoing. With respect to subclause (iii) in the preceding sentence, the shares of Common Stock delivered to pay the purchase price must have either been (a) purchased in open market transactions or (b) issued by the Company pursuant to a plan thereof, in each case more than six months prior to the exercise date of the option.

                                      15



     If the fair market value of a share of Common Stock at the time of exercise is greater than the exercise price per share, this feature would enable the optionee to acquire a number of shares of Common Stock upon exercise of the Option, which is greater than the number of shares delivered as payment for the exercise price. In addition, an optionee can exercise his or her option in whole or in part and then deliver the shares acquired upon such exercise (if permitted by the Committee or the Board) as payment for the exercise price of all or part of his options. Again, if the fair market value of a share of Common Stock at the time of exercise is greater than the exercise price per share, this feature would enable the optionee to either (i) reduce the amount of cash required to receive a fixed number of shares upon exercise of the option or (ii) receive a greater number of shares upon exercise of the option for the same amount of cash that would have otherwise been used. Because options may be exercised in part from time to time, the ability to deliver Common Stock as payment of the exercise price could enable the optionee to turn a relatively small number of shares into a large number of shares.

     Number of Shares Covered by the 2001 Stock Option Plan. A total of 90,000 shares of Common Stock has been reserved for future issuance pursuant to the 2001 Stock Option Plan. In the event of a stock split, subdivision, stock dividend or any other capital adjustment, the number of shares of Common Stock under the 2001 Stock Option Plan, the number of shares to which any Award relates and the exercise price per share under any option or stock appreciation right shall be adjusted to reflect such increase or decrease in the total number of shares of Common Stock outstanding or such capital adjustment.

     Amendment and Termination of the 2001 Stock Option Plan. Unless sooner terminated, the 2001 Stock Option Plan shall continue in effect for a period of ten years from December 13, 2001 assuming approval of the 2001 Stock Option Plan by stockholders. Termination of the 2001 Stock Option Plan shall not affect any previously granted Options.

     Federal Income Tax Consequences. Under current provisions of the Code, the federal income tax treatment of incentive stock options and compensatory stock options is different. As regards incentive stock options, an optionee who meets certain holding period requirements will not recognize income at the time the option is granted or at the time the option is exercised, and a federal income tax deduction generally will not be available to the Company at any time as a result of such grant or exercise. With respect to compensatory stock options, the difference between the fair market value on the date of exercise and the option exercise price generally will be treated as compensation income upon exercise, and the Company will be entitled to a deduction in the amount of income so recognized by the optionee. Upon the exercise of a stock appreciation right, the holder will realize income for federal income tax purposes equal to the amount received by him, whether in cash, shares of stock or both, and the Company will be entitled to a deduction for federal income tax purposes in the same amount.

     Section 162(m) of the Code generally limits the deduction for certain compensation in excess of $1.0 million per year paid by a publicly-traded corporation to its chief executive officer and the four other most highly compensated executive officers ("covered executives"). Certain types of compensation, including compensation based on performance goals, are excluded from the $1.0 million deduction limitation. In order for compensation to qualify for this exception: (i) it must be paid solely on account of the attainment of one or more preestablished, objective performance goals; (ii) the performance goal must be established by a compensation committee consisting solely of two or more outside directors, as defined; (iii) the material terms under which the compensation is to be paid, including performance goals, must be disclosed to, and approved by, stockholders in a separate vote prior to payment; and (iv) prior to payment, the compensation

                                      16



committee must certify that the performance goals and any other material terms were in fact satisfied (the "Certification Requirement").

     Treasury regulations provide that compensation attributable to a stock option is deemed to satisfy the requirement that compensation be paid solely on account of the attainment of one or more performance goals if: (i) the grant is made by a compensation committee consisting solely of two or more outside directors, as defined; (ii) the plan under which the option or stock appreciation right is granted states the maximum number of shares with respect to which options or stock appreciation rights may be granted during a specified period to any employee; and (iii) under the terms of the option, the amount of compensation the employee could receive is based solely on an increase in the value of the stock after the date of grant. The Certification Requirement is not necessary if these other requirements are satisfied.

     The 2001 Stock Option Plan has been designed to meet the requirements of
Section 162(m) of the Code and, as a result, the Company believes that compensation attributable to stock options granted under the 2001 Stock Option Plan in accordance with the foregoing requirements will be fully deductible under Section 162(m) of the Code. If the non-excluded compensation of a covered executive exceeded $1.0 million, however, compensation attributable to other compensation, may not be fully deductible unless the grant or vesting of such other compensation is contingent on the attainment of a performance goal determined by a compensation committee meeting specified requirements and disclosed to and approved by the stockholders of the Company. The Board of Directors believes that the likelihood of any impact on the Company from the deduction limitation contained in Section 162(m) of the Code is remote at this time.

     The above description of tax consequences under federal law is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

     Accounting Treatment. Neither the grant nor the exercise of an incentive stock option or a non-qualified stock option under the 2001 Stock Option Plan currently requires any charge against earnings under generally accepted accounting principles. In October 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," which is effective for transactions entered into after December 15, 1995. This Statement establishes financial accounting and reporting standards for stock-based employee compensation plans. This Statement defines a fair value method of accounting for an employee stock option or similar equity instrument and encourages all entities to adopt that method of accounting for all of their employee stock compensation plans. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value method of accounting prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees." Under the fair value method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. Under the intrinsic value method, compensation cost is the excess, if any, of the quoted market price of the stock at grant date or other measurement date over the amount an employee must pay to acquire the stock. The Company anticipates that it will use the intrinsic value method, in which event pro forma disclosure will be included in the footnotes to the Company's financial statements to show what net income and earnings per share would have been if the fair value method had been utilized. If the Company elects to utilize the fair value method, its net income and earnings per share may be adversely affected.

                                      17



     Stockholder Approval. No awards will be granted under the 2001 Stock Option Plan unless the 2000 Stock Option Plan is approved by stockholders. Stockholder ratification of the 2001 Stock Option Plan will also satisfy The Nasdaq Stock Market listing and federal tax requirements.

     Awards to be Granted. The Board of Directors of the Company adopted the 2001 Stock Option Plan, and the Committee established thereunder intends to meet after approval by stockholders to make recommendations to the Board of Directors as to the specific terms of options, including vesting of options, and the allocation of awards of options to executive officers, employees and non-employee directors of the Company and the Bank. At the present time, no determination has been made as to allocation of grants.

     On December 7, 2001, the closing price of a share of Common Stock on the Nasdaq Stock Market was $20.30.

The Board of Directors recommends that shareholders vote FOR adoption of the 2001 Stock Option Plan.


              RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors of the Company has appointed Henry & Peters, P.C., independent certified public accountants, to perform the audit of the Company's financial statements for the year ending September 30, 2002, and further directed that the selection of auditors be submitted for ratification by the stockholders at the Annual Meeting.

     The Company has been advised by Henry & Peters, P.C. that neither that firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent certified public accountants and clients. Henry & Peters, P.C. will have one or more representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

     In determining whether to appoint Henry & Peters, P.C. as the Company's auditors, the Company's Audit Committee considered whether the provision of services, other than auditing services, by Henry & Peters, P.C. is compatible with maintaining the auditor's independence. In addition to performing auditing services, the Company's auditors performed tax-related services, including the completion of the Company's corporate tax returns, in 2001. The Audit Committee believes that Henry & Peters, P.C.'s performance of these other services is compatible with maintaining the auditor's independence.

Audit Fees

     The aggregate amount of fees billed by Henry & Peters, P.C. for its audit of the Company's annual financial statements for 2001 and for its reviews of the Company's unaudited interim financial statements included in reports filed by the Company under the 1934 Act during 2001 was $55,927.

Financial Information Systems Design and Implementation

     The Company did not engage or pay any fees to Henry & Peters, P.C. with respect to the provision of financial information systems design and implementation services during 2001.

                                      18



All Other Fees

     The aggregate amount of fees billed by Henry & Peters, P.C. for all other services rendered to the Company during 2001 was $16,632. The majority of these services related to a franchise tax refund and the acquisition of a branch in Carthage, Texas.

     The Board of Directors recommends that you vote FOR the ratification of the appointment of Henry & Peters, P.C. as independent auditors for the fiscal year ending September 30, 2002.


                                OTHER MATTERS

     Management is not aware of any business to come before the Annual
Meeting other than those matters described in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

     The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.


                            STOCKHOLDER PROPOSALS

     Any proposal which a stockholder wishes to have included in the proxy solicitation materials to be used in connection with the next Annual Meeting of Stockholders of the Company must be received at the office of the Company no later than August 24, 2002. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, it will be included in the Proxy Statement and set forth on the form of proxy issued for the next Annual Meeting of Stockholders. It is urged that any such proposals be sent by certified mail, return receipt requested.

     Stockholder proposals that are not submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting pursuant to Article IX.B of the Company's Articles of Incorporation. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not later than 60 days prior to the anniversary date of the mailing of proxy materials by the Company in connection with the immediately preceding annual meeting of stockholders of the Company, or not later than October 23, 2002 in connection with the 2003 annual meeting of stockholders of the Company. Such stockholder's notice is required to set forth certain information specified in Article IX.B of the Company's Articles of Incorporation.

     No stockholder proposals were submitted in connection with this Annual Meeting.




                                      19



                   ANNUAL REPORTS AND FINANCIAL STATEMENTS

     Stockholders of the Company as of the record date for the Annual Meeting are being forwarded a copy of the Company's Annual Report to Stockholders for the year ended September 30, 2001 ("Annual Report"). Included in the Annual Report are the financial statements of the Company as of September 30, 2001 and 2000 and for each of the years in the three-year period ended September 30, 2001, prepared in accordance with generally accepted accounting principles, and the related report of the Company's independent public accountants. The Annual Report is not a part of this Proxy Statement.

     Upon receipt of a written request, the Company will furnish to any stockholder without charge a copy of its Annual Report on Form 10-K filed with the Securities and Exchange Commission under the Exchange Act for the year ended September 30, 2001. Upon written request, the Company will furnish to any such stockholder a copy of the exhibits to the Annual Report on Form 10-K. Such written requests should be directed to Jacksonville Bancorp, Inc., Commerce and Neches Streets, P. O. Box 401, Jacksonville, Texas 75766, attention: Secretary. The Annual Report on Form 10-K is not a part of this Proxy Statement.


















                                      20



                                                                    APPENDIX A

                           JACKSONVILLE BANCORP, INC.
                             2001 STOCK OPTION PLAN

                                   ARTICLE I
                           ESTABLISHMENT OF THE PLAN

     Jacksonville Bancorp, Inc. (the "Corporation") hereby establishes this 2001 Stock Option Plan (the "Plan") upon the terms and conditions hereinafter stated.


                                   ARTICLE II
                              PURPOSE OF THE PLAN

     The purpose of this Plan is to improve the growth and profitability of the Corporation and its Subsidiary Companies by providing Employees and Non-Employee Directors with a proprietary interest in the Corporation as an incentive to contribute to the success of the Corporation and its Subsidiary Companies, and rewarding Employees and Non-Employee Directors for outstanding performance. All Incentive Stock Options issued under this Plan are intended to comply with the requirements of Section 422 of the Code, and the regulations thereunder, and all provisions hereunder shall be read, interpreted and applied with that purpose in mind. Each recipient of an Option hereunder is advised to consult with his or her personal tax advisor with respect to the tax consequences under federal, state, local and other tax laws of the receipt and/or exercise of an Option hereunder.


                                  ARTICLE III
                                  DEFINITIONS


     3.01 "Bank" means Jacksonville Savings Bank, SSB, the wholly owned subsidiary of the Corporation.

     3.02 "Beneficiary" means the person or persons designated by an Optionee to receive any benefits payable under the Plan in the event of such Optionee's death. Such person or persons shall be designated in writing on forms provided for this purpose by the Committee and may be changed from time to time by similar written notice to the Committee. In the absence of a written designation, the Beneficiary shall be the Optionee's surviving spouse, if any, or if none, his estate.

     3.03 "Board" means the Board of Directors of the Corporation.

     3.04 "Change in Control of the Corporation" shall mean the occurrence of any of the following: (i) the acquisition of control of the Corporation as defined in 12 C.F.R. Section 574.4, unless a presumption of control is successfully rebutted or unless the transaction is exempted by 12 C.F.R.
Section 574.3(c)(vii), or any successor to such sections; (ii) an event that would be required to be reported in response to Item 1(a) of Form 8-K or Item 6(e) of Schedule 14A of Regulation 14A pursuant to the Exchange Act, or any successor thereto, whether or not any class of securities of the Corporation is registered under the Exchange Act; (iii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act but excluding the Corporation and any stock benefit plan, including this Plan, of the Corporation or any Subsidiary Company thereof), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding securities except for any securities purchased by the Corporation or the Bank; (iv) the stockholders of the Corporation approve (or, in the event no approval of the Corporation's stockholders is required, the Corporation consummates) a merger, consolidation, share exchange, division or other reorganization or transaction involving the Corporation (a "Fundamental Transaction") with any other corporation or entity, other than a Fundamental Transaction which results in both (a) the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 60% of the combined voting power of the surviving entity immediately after such Fundamental Transaction, and (b) the members of the Board of Directors of the Corporation immediately prior thereto continuing to represent at least 60% of the members of the Board of Directors of the surviving entity; or (v) during any period of thirty-six consecutive months during the term of an Option, individuals who at the beginning of such period constitute the Board of Directors of the Corporation cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

     3.05 "Code" means the Internal Revenue Code of 1986, as amended.

     3.06 "Committee" means a committee of two or more directors appointed by the Board pursuant to Article IV hereof, each of whom shall be a Non-Employee Director (i) as defined in Rule 16b-3(b)(3)(i) of the Exchange Act or any successor thereto, and (ii) within the meaning of Section 162(m) of the Code or any successor thereto.

     3.07 "Common Stock" means shares of the common stock, $0.01 par value per share, of the Corporation.

     3.08 "Department" means the Texas Savings and Loan Department.

     3.09 "Disability" means any physical or mental impairment which qualifies an Optionee for disability benefits under the applicable long-term disability plan maintained by the Corporation or a Subsidiary Company, or, if no such plan applies, which would qualify such Optionee for disability benefits under the Federal Social Security System.

     3.10 "Effective Date" means the day upon which the Board adopts this Plan.

     3.11 "Employee" means any person who is employed by the Corporation or a Subsidiary Company, or is an Officer of the Corporation or a Subsidiary Company, but not including directors who are not also Officers of or otherwise employed by the Corporation or a Subsidiary Company.

     3.12 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     3.13 "Fair Market Value" shall be equal to the fair market value per share of the Corporation's Common Stock on the date an Option is granted. For purposes hereof, the Fair Market Value of a share of Common Stock shall be the closing sale price of a share of Common Stock on the date in question (or, if such day is not a trading day in the U.S. markets, on the nearest preceding trading day), as reported with respect

                                     A-2



to the principal market (or the composite of the markets, if more than one) or national quotation system in which such shares are then traded, or if no such closing prices are reported, the mean between the high bid and low asked prices that day on the principal market or national quotation system then in use, or if no such quotations are available, the price furnished by a professional securities dealer making a market in such shares selected by the Committee.

     3.14 "FDIC" means the Federal Deposit Insurance Corportaion.

     3.15 "Incentive Stock Option" means any Option granted under this Plan which the Board intends (at the time it is granted) to be an incentive stock option within the meaning of Section 422 of the Code or any successor thereto.

     3.16 "Non-Employee Director" means a member of the Board on the Effective Date who is not an Officer or Employee of the Corporation or any Subsidiary Company other than Robert F. Brown.

     3.17 "Non-Qualified Option" means any Option granted under this Plan which is not an Incentive Stock Option.

     3.18 "Officer" means an Employee whose position in the Corporation or Subsidiary Company is that of a corporate officer, as determined by the Board.

     3.19 "OTS" means the Office of Thrift Supervision.

     3.20 "Option" means a right granted under this Plan to purchase Common
Stock.

     3.21 "Optionee" means an Employee or Non-Employee Director to whom an Option is granted under the Plan.

     3.22 "Retirement" means a termination of employment which constitutes a "retirement" under any applicable qualified pension benefit defined contribution plan maintained by the Company or a Subsidiary Company, or, if no such plan is applicable, which would constitute "retirement" under any qualified pension benefit plan maintained by the Company or a Subsidiary Company, if such individual were a participant in such plan. With respect to Non-Employee Directors, retirement means retirement from service on the Board of Directors of the Corporation or a Subsidiary Company or any successors thereto after attaining the age of 65.

     3.23 "Subsidiary Companies" means those subsidiaries of the Corporation, including the Bank, which meet the definition of "subsidiary corporations" set forth in Section 425(f) of the Code, at the time of granting of the Option in question.


                                  ARTICLE IV
                         ADMINISTRATION OF THE PLAN

     4.01 Duties of the Committee. The Plan shall be administered and interpreted by the Committee, as appointed from time to time by the Board pursuant to Section 4.02. The Committee shall have the authority to adopt, amend and rescind such rules, regulations and procedures as, in its opinion, may be

                                     A-3



advisable in the administration of the Plan, including, without limitation, rules, regulations and procedures which (i) deal with satisfaction of an Optionee's tax withholding obligation pursuant to Section 12.02 hereof,
(ii) include arrangements to facilitate the Optionee's ability to borrow funds for payment of the exercise or purchase price of an Option, if applicable, from securities brokers and dealers, and (iii) include arrangements which provide for the payment of some or all of such exercise or purchase price by delivery of previously owned shares of Common Stock or other property and/or by withholding some of the shares of Common Stock which are being acquired. The interpretation and construction by the Committee of any provisions of the Plan, any rule, regulation or procedure adopted by it pursuant thereto or of any Option shall be final and binding in the absence of action by the Board of Directors.

     4.02 Appointment and Operation of the Committee. The members of the Committee shall be appointed by, and will serve at the pleasure of, the Board. The Board from time to time may remove members from, or add members to, the Committee, provided the Committee shall continue to consist of two or more members of the Board, each of whom shall be a Non-Employee Director, as defined in Rule 16b-3(b)(3)(i) of the Exchange Act or any successor thereto. In addition, each member of the Committee shall be an "outside director" within the meaning of Section 162(m) of the Code and regulations thereunder at such times as is required under such regulations. The Committee shall act by vote or written consent of a majority of its members. Subject to the express provisions and limitations of the Plan, the Committee may adopt such rules, regulations and procedures as it deems appropriate for the conduct of its affairs. It may appoint one of its members to be chairman and any person, whether or not a member, to be its secretary or agent. The Committee shall report its actions and decisions to the Board at appropriate times but in no event less than one time per calendar year.

     4.03 Revocation for Misconduct.  The Board of Directors or the
Committee may by resolution immediately revoke, rescind and terminate any Option, or portion thereof, to the extent not yet vested, previously granted or awarded under this Plan to an Employee who is discharged from the employ of the Corporation or a Subsidiary Company for cause, which, for purposes hereof, shall mean termination because of the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order. Options granted to a Non-Employee Director who is removed for cause pursuant to the Corporation's Certificate of Incorporation or Bylaws shall terminate as of the effective date of such removal.

     4.04 Limitation on Liability. Neither the members of the Board of Directors nor any member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any rule, regulation or procedure adopted by it pursuant thereto or any Options granted under it. If a member of the Board of Directors or the Committee is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of anything done or not done by him in such capacity under or with respect to the Plan, the Corporation shall, subject to the requirements of applicable laws and regulations, indemnify such member against all liabilities and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation and its Subsidiary Companies and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

                                     A-4



     4.05 Compliance with Law and Regulations. All Options granted hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Corporation shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of or obtaining of consents or approvals with respect to such shares under any Federal or state law or any rule or regulation of any government body, which the Corporation shall, in its sole discretion, determine to be necessary or advisable. Moreover, no Option may be exercised if such exercise would be contrary to applicable laws and regulations.

     4.06 Restrictions on Transfer. The Corporation may place a legend upon any certificate representing shares acquired pursuant to an Option granted hereunder noting that the transfer of such shares may be restricted by applicable laws and regulations.

                                  ARTICLE V
                                 ELIGIBILITY

     Options may be granted to such Employees or Non-Employee Directors of the Corporation and its Subsidiary Companies as may be designated from time to time by the Board of Directors or the Committee. Options may not be granted to individuals who are not Employees or Non-Employee Directors of either the Corporation or its Subsidiary Companies. Non-Employee Directors shall be eligible to receive only Non-Qualified Options.

                                  ARTICLE VI
                       COMMON STOCK COVERED BY THE PLAN

     6.01 Option Shares. The aggregate number of shares of Common Stock which may be issued pursuant to this Plan, subject to adjustment as provided in Article IX, shall be 90,000. None of such shares shall be the subject of more than one Option at any time, but if an Option as to any shares is surrendered before exercise, or expires or terminates for any reason without having been exercised in full, or for any other reason ceases to be exercisable, the number of shares covered thereby shall again become available for grant under the Plan as if no Options had been previously granted with respect to such shares. During the time this Plan remains in effect, the aggregate grants of Options to each Employee and each Non-Employee Director shall not exceed 25% and 5% of the shares of Common Stock available under the Plan, respectively. Options granted to Non-Employee Directors in the aggregate may not exceed 30% of the number of shares available under this Plan.

     6.02 Source of Shares. The shares of Common Stock issued under the Plan may be authorized but unissued shares, treasury shares or shares purchased by the Corporation on the open market or from private sources for use under the Plan.


                                 ARTICLE VII
                               DETERMINATION OF
                       OPTIONS, NUMBER OF SHARES, ETC.

     The Board of Directors or the Committee shall, in its discretion, determine from time to time which Employees will be granted Options under the Plan, the number of shares of Common Stock subject to each

                                     A-5



Option, and whether each Option will be an Incentive Stock Option or a Non-Qualified Stock Option. In making all such determinations there shall be taken into account the duties, responsibilities and performance of each respective Employee, his present and potential contributions to the growth and success of the Corporation, his salary and such other factors as the Board of Directors or the Committee shall deem relevant to accomplishing the purposes of the Plan. The Board or the Committee may but shall not be required to request the written recommendation of the Chief Executive Officer of the Corporation other than with respect to Options to be granted to him.

                                 ARTICLE VIII
                                   OPTIONS

     Each Option granted hereunder shall be on the following terms and conditions:

     8.01 Stock Option Agreement. The proper Officers on behalf of the Corporation and each Optionee shall execute a Stock Option Agreement which shall set forth the total number of shares of Common Stock to which it pertains, the exercise price, whether it is a Non-Qualified Option or an Incentive Stock Option, and such other terms, conditions, restrictions and privileges as the Board of Directors or the Committee in each instance shall deem appropriate, provided they are not inconsistent with the terms, conditions and provisions of this Plan. Each Optionee shall receive a copy of his executed Stock Option Agreement.

     8.02 Option Exercise Price.

          (a) Incentive Stock Options. The per share price at which the subject Common Stock may be purchased upon exercise of an Incentive Stock Option shall be no less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock at the time such Incentive Stock Option is granted, except as provided in Section 8.9(b).

          (b) Non-Qualified Options. The per share price at which the subject Common Stock may be purchased upon exercise of a Non-Qualified Option shall be no less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock at the time such Non-Qualified Option is granted.

     8.03  Vesting and Exercise of Options.

          (a) General Rules. Incentive Stock Options and Non-Qualified Options granted hereunder shall become vested and exercisable at the rate, to the extent and subject to such limitations as may be specified by the Committee. Notwithstanding the foregoing, except as provided in Section 8.03(b) hereof, no vesting shall occur on or after an Employee's employment or service as a Non-Employee Director with the Corporation and all Subsidiary Companies is terminated for any reason other than his death, Retirement, Disability or in the event of a change in control of the Corporation. In determining the number of shares of Common Stock with respect to which Options are vested and/or exercisable, fractional shares will be rounded down to the nearest whole number, provided that such fractional shares shall be aggregated and deemed vested on the final date of vesting.

          (b) Accelerated Vesting. Unless the Board or the Committee shall specifically state otherwise at the time an Option is granted, all Options granted under this Plan shall become vested and exercisable in full on the date an Optionee terminates his employment with the Corporation or a Subsidiary

                                     A-6



Company or service as a Non-Employee Director because of his death or Disability. All Options hereunder shall become immediately vested and exercisable in full on the date an Optionee terminates his employment with the Corporation or a Subsidiary Corporation due to Retirement. All outstanding Options hereunder shall become immediately vested and exercisable in full as of the effective date of a Change in Control of the Corporation.

     8.04  Duration of Options.

          (a)  General Rule.  Except as provided in Sections 8.04(b) and
8.09, each Option or portion thereof granted to Employees and Non-Employee Directors shall be exercisable at any time on or after it vests and becomes exercisable until the earlier of (i) ten (10) years after its date of grant or
(ii) six (6) months after the date on which the Optionee ceases to be employed (or in the service of the Board of Directors) by the Corporation and all Subsidiary Companies, unless the Board of Directors or the Committee in its discretion decides at the time of grant or thereafter to extend such period of exercise to a period not exceeding five (5) years. In the event an Incentive Stock Option is not exercised within 90 days of the effective date of termination of Optionee's status as an Employee, the tax treatment accorded Incentive Stock Options by the Code may not be available.

          (b) Exception for Termination Due to Death or Disability. Unless the Board or the Committee shall specifically state otherwise at the time an Option is granted: (i) if an Employee terminates his employment with the Corporation or a Subsidiary Company as a result of Disability or Retirement without having fully exercised his Options, the Employee shall have the right, during the three (3) year period following his termination due to Disability or Retirement, to exercise such Options, and (ii) if a Non-Employee Director terminates his service as a director (including service as an Advisory Director or Director Emeritus) with the Corporation or a Subsidiary Company as a result of Disability or Retirement without having fully exercised his Options, the Non-Employee Director shall have the right, during the three (3) year period following his termination due to Disability or Retirement, to exercise such Options.

     Unless the Board or the Committee shall specifically state otherwise at the time an Option is granted, if an Employee or Non-Employee Director terminates his employment or service with the Corporation or a Subsidiary Company following a Change in Control of the Corporation without having fully exercised his Options, the Optionee shall have the right to exercise such Options during the remainder of the original ten (10) year term of the Option from the date of grant.

     If an Optionee dies while in the employ or service of the Corporation or a Subsidiary Company or terminates employment or service with the Corporation or a Subsidiary Company as a result of Disability or Retirement and dies without having fully exercised his Options, the executors, administrators, legatees or distributees of his estate shall have the right, during the one
(1) year period following his death, to exercise such Options.

     In no event, however, shall any Option be exercisable more than ten (10) years from the date it was granted.

     8.05 Nonassignability. Options shall not be transferable by an Optionee except by will or the laws of descent or distribution, and during an Optionee's lifetime shall be exercisable only by such Optionee or the Optionee's guardian or legal representative. Notwithstanding the foregoing, or any other provision of this Plan, an Optionee who holds Non-Qualified Options may transfer such Options to his immediate family or to a duly established trust for the benefit of one or more of these individuals. For purposes hereof, "immediate family" includes but is not necessarily limited to, the Participant's spouse, children (including

                                     A-7



step children), parents, grandchildren and great grandchildren. Options so transferred may thereafter be transferred only to the Optionee who originally received the grant or to an individual or trust to whom the Optionee could have initially transferred the Option pursuant to this Section 8.05. Options which are transferred pursuant to this Section 8.05 shall be exercisable by the transferee according to the same terms and conditions as applied to the Optionee.

     8.06 Manner of Exercise. Options may be exercised in part or in whole and at one time or from time to time. The procedures for exercise shall be set forth in the written Stock Option Agreement provided for in Section 8.01 above.

     8.07 Payment for Shares. Payment in full of the purchase price for shares of Common Stock purchased pursuant to the exercise of any Option shall be made to the Corporation upon exercise of the Option. All shares sold under the Plan shall be fully paid and nonassessable. Payment for shares may be made by the Optionee (i) in cash or by check, (ii) by delivery of a properly executed exercise notice, together with irrevocable instructions to a broker to sell the shares and then to properly deliver to the Corporation the amount of sale proceeds to pay the exercise price, all in accordance with applicable laws and regulations, or (iii) at the discretion of the Committee, by delivering shares of Common Stock (including shares acquired pursuant to the exercise of an Option) equal in Fair Market Value to the purchase price of the shares to be acquired pursuant to the Option, by withholding some of the shares of Common Stock which are being purchased upon exercise of an Option, or any combination of the foregoing. With respect to subclause (iii) hereof, the shares of Common Stock delivered to pay the purchase price must have either been (x) purchased in open market transactions or (y) issued by the Corporation pursuant to a plan thereof more than six months prior to the exercise date of the Option (or one year in the case of previously exercised Incentive Stock Options).

     8.08 Voting and Dividend Rights. No Optionee shall have any voting or dividend rights or other rights of a stockholder in respect of any shares of Common Stock covered by an Option prior to the time that his name is recorded on the Corporation's stockholder ledger as the holder of record of such shares acquired pursuant to an exercise of an Option.

     8.09 Additional Terms Applicable to Incentive Stock Options. All Options issued under the Plan as Incentive Stock Options will be subject, in addition to the terms detailed in Sections 8.01 to 8.08 above, to those contained in this Section 8.09.

          (a) Notwithstanding any contrary provisions contained elsewhere in this Plan and as long as required by Section 422 of the Code, the aggregate Fair Market Value, determined as of the time an Incentive Stock Option is granted, of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year, under this Plan and stock options that satisfy the requirements of Section 422 of the Code under any other stock option plan or plans maintained by the Corporation (or any parent or Subsidiary Company), shall not exceed $100,000.

          (b) Limitation on Ten Percent Stockholders. The price at which shares of Common Stock may be purchased upon exercise of an Incentive Stock Option granted to an individual who, at the time such Incentive Stock Option is granted, owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of stock issued to stockholders of the Corporation or any Subsidiary Company, shall be no less than one hundred and ten percent (110%) of the Fair Market Value of a share of the Common Stock of the Corporation at the time of grant, and such Incentive Stock Option shall by its terms

                                     A-8



not be exercisable after the earlier of the date determined under Section 8.03 or the expiration of five (5) years from the date such Incentive Stock Option is granted.

          (c) Notice of Disposition; Withholding; Escrow. An Optionee shall immediately notify the Corporation in writing of any sale, transfer, assignment or other disposition (or action constituting a disqualifying disposition within the meaning of Section 421 of the Code) of any shares of Common Stock acquired through exercise of an Incentive Stock Option, within two (2) years after the grant of such Incentive Stock Option or within one (1) year after the acquisition of such shares, setting forth the date and manner of disposition, the number of shares disposed of and the price at which such shares were disposed of. The Corporation shall be entitled to withhold from any compensation or other payments then or thereafter due to the Optionee such amounts as may be necessary to satisfy any withholding requirements of Federal or state law or regulation and, further, to collect from the Optionee any additional amounts which may be required for such purpose. The Committee may, in its discretion, require shares of Common Stock acquired by an Optionee upon exercise of an Incentive Stock Option to be held in an escrow arrangement for the purpose of enabling compliance with the provisions of this Section 8.09(c).


                                  ARTICLE IX
                       ADJUSTMENTS FOR CAPITAL CHANGES

     The aggregate number of shares of Common Stock available for issuance under this Plan, the number of shares to which any Option relates, the maximum number of shares that can be covered by Options to each Employee, each Non-Employee Director and Non-Employee Directors as a group and the exercise price per share of Common Stock under any Option shall be proportionately adjusted for any increase or decrease in the total number of outstanding shares of Common Stock issued subsequent to the effective date of this Plan resulting from a split, subdivision or consolidation of shares or any other capital adjustment, the payment of a stock dividend, or other increase or decrease in such shares effected without receipt or payment of consideration by the Corporation. If, upon a merger, consolidation, reorganization, liquidation, recapitalization or the like of the Corporation, the shares of the Corporation's Common Stock shall be exchanged for other securities of the Corporation or of another corporation, each recipient of an Option shall be entitled, subject to the conditions herein stated, to purchase or acquire such number of shares of Common Stock or amount of other securities of the Corporation or such other corporation as were exchangeable for the number of shares of Common Stock of the Corporation which such Optionees would have been entitled to purchase or acquire except for such action, and appropriate adjustments shall be made to the per share exercise price of outstanding Options. Notwithstanding any provision to the contrary, the exercise price of shares subject to outstanding Options may be proportionately adjusted upon the payment of a special large and nonrecurring dividend that has the effect of a return of capital to the stockholders, providing that the adjustment to the per share exercise price shall satisfy the criteria set forth in Emerging Issues Task Force 90-9 (or any successor thereto) so that the adjustments do not result in compensation expense, and provided further that if such adjustment with respect to incentive stock options would be treated as a modification of the outstanding incentive stock options with the effect that, for purposes of Sections 422 and 425(h) of the Code, and the rules and regulations promulgated thereunder, new incentive options would be deemed to be granted, then no adjustment to the per share exercise price of outstanding stock options shall be made.



                                     A-9



                                  ARTICLE X
                    AMENDMENT AND TERMINATION OF THE PLAN

     The Board may, by resolution, at any time terminate or amend the Plan with respect to any shares of Common Stock as to which Options have not been granted, subject to regulations of the Department, FDIC, and OTS and any required stockholder approval or any stockholder approval which the Board may deem to be advisable for any reason, such as for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying any applicable stock exchange listing requirements. The Board may not, without the consent of the holder of an Option, alter or impair any Option previously granted or awarded under this Plan as specifically authorized herein.


                                  ARTICLE XI
                              EMPLOYMENT RIGHTS

     Neither the Plan nor the grant of any Options hereunder nor any action taken by the Committee or the Board in connection with the Plan shall create any right on the part of any Employee or Non-Employee Director of the Corporation or a Subsidiary Company to continue in such capacity.


                                 ARTICLE XII
                                 WITHHOLDING

     12.01 Tax Withholding. The Corporation may withhold from any cash payment made under this Plan sufficient amounts to cover any applicable withholding and employment taxes, and if the amount of such cash payment is insufficient, the Corporation may require the Optionee to pay to the Corporation the amount required to be withheld as a condition to delivering the shares acquired pursuant to an Option. The Corporation also may withhold or collect amounts with respect to a disqualifying disposition of shares of Common Stock acquired pursuant to exercise of an Incentive Stock Option, as provided in Section 8.09(c).

     12.02 Methods of Tax Withholding. The Board of Directors or the Committee is authorized to adopt rules, regulations or procedures which provide for the satisfaction of an Optionee's tax withholding obligation by the retention of shares of Common Stock to which the Employee would otherwise be entitled pursuant to an Option and/or by the Optionee's delivery of previously owned shares of Common Stock or other property.


                                 ARTICLE XIII
                       EFFECTIVE DATE OF THE PLAN; TERM

     13.01 Effective Date of the Plan. This Plan shall become effective on the Effective Date, and Options may be granted hereunder no earlier than the date this Plan is approved by stockholders and no later than the termination of the Plan, provided this Plan is approved by stockholders of the Corporation pursuant to Article XIV hereof.

                                     A-10



     13.02 Term of Plan. Unless sooner terminated, this Plan shall remain in effect for a period of ten (10) years ending on the tenth anniversary of the Effective Date. Termination of the Plan shall not affect any Options previously granted and such Options shall remain valid and in effect until they have been fully exercised or earned, are surrendered or by their terms expire or are forfeited.


                                ARTICLE XIV
                           STOCKHOLDER APPROVAL

     The Corporation shall submit this Plan to stockholders for approval at a meeting of stockholders of the Corporation held within twelve (12) months following the Effective Date in order to meet the requirements of (i) Section 422 of the Code and regulations thereunder, (ii) Section 162(m) of the Code and regulations thereunder, and (iii) the Nasdaq Stock Market for continued quotation of the Common Stock on the Nasdaq National Market.

                                  ARTICLE XV
                                MISCELLANEOUS

     15.01 Governing Law. To the extent not governed by Federal law, this Plan shall be construed under the laws of the State of Texas.

     15.02 Pronouns. Wherever appropriate, the masculine pronoun shall include the feminine pronoun, and the singular shall include the plural.














                                     A-11



                               REVOCABLE PROXY
                          JACKSONVILLE BANCORP, INC.

     This Proxy is Solicited on Behalf of the Board of Directors of Jacksonville Bancorp, Inc. for Use Only at the Annual Meeting of Stockholders to Be Held on January 22, 2002 and at Any Adjournment Thereof.

     The undersigned hereby appoints the Board of Directors of the Company, or any successors thereto, as proxies, with full powers of substitution, to vote the shares of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Norman Activity Center, located at 526 East Commerce Street, Jacksonville, Texas, on January 22, 2002, at 10:00 a.m., Central Time, or at any adjournment thereof, with all the powers that the undersigned would possess if personally present, as specified on the reverse side.

     The Board of Directors recommends that you vote FOR the Board of Directors' nominees listed on the reverse side and FOR Proposals 2 and 3. You are encouraged to specify your choices by marking the appropriate boxes on the reverse side, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. This proxy may not be voted for any person who is not a nominee of the Board of Directors of the Company. This Proxy May Be Revoked at Any Time Before it is Exercised.

     Shares of common stock of the Company will be voted as specified. If No Specification is Made, Shares Will Be Voted FOR the Election of the Board of Directors' Nominees to the Board of Directors, FOR Proposals 2 and 3, and Otherwise at the Discretion of the Proxies.

              (Continued and to be signed on the reverse side)
                            Fold and Detach Here
















                                     A-12



1.  Election of Directors


___  FOR all nominees listed to            ___  WITHHOLD AUTHORITY
     the right (Except as marked                to vote for all nominees
     to the contrary)                           listed to the right





     Nominees for three-year term: Charles Broadway, W.G. Brown and Jerry
Hammons.

     (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)



_____________________________________________________________________


2.  Proposal to adopt the 2001 Stock Option Plan.

    ____ FOR            ____ AGAINST        ____ ABSTAIN

3. Proposal to ratify the appointment of Henry & Peters, P.C. as independent public accountants for the Company for fiscal year 2002.

    ____ FOR            ____ AGAINST        ____ ABSTAIN

     In its discretion the directors are authorized to vote upon such other business as may properly come before the Annual Meeting.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders of Jacksonville Bancorp, Inc., called for January 22, 2002, a Proxy Statement for the Annual Meeting and the Annual Report to Stockholders.

                         Dated:    ___________________________________

                                   ___________________________________

                                   ___________________________________
                                   Signature(s)

Please Sign Exactly as Your Name(s) Appear(s) on this Proxy. Only One Signature is Required in the Case of Joint Account. When Signing in a Representative Capacity, Please Give Title.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.

                             Fold and Detach Here